                                   ACTUALIZER

                 REINSURANCE AGREEMENT Effective January 1, 1994

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA
                           (Worcester, Massachusetts)

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                             (Hartford, Connecticut)

                                      INDEX

                                                          ARTICLE        PAGE
ACTUALIZER Reinsurance Account                                 II           3
ACTUALIZER Reinsurance Account Exposure Limitation             II           3
Amounts Due and Payable                                       VII           7
Arbitration                                                   XIV          13
Automatic Reinsurance Assumed by Connecticut General           II           1
Claims for Reinsurance
         Assumed by Connecticut General                        VI           6
         Assumed by State Mutual                               VI           7
Conditions of Reinsurance                                      IV           5
Contractual Changes in Reinsurance
         Assumed by Connecticut General                        IX          10
DAC Tax Regulation                                           VIII           9
Duration of Agreement                                          XV          14
Facultative Reinsurance
         Assumed by Connecticut General                        II           2
General Description                                             I           1
Insolvency                                                     XI          12
Limitation of Liability                                        II           3
Migration Program                                              II           3
Migration Program Formula                                      II           3
Net Amount at Risk                                              V           5
Oversights                                                   XIII          13
Premium Tax Reimbursements                                   VIII           9
Recaptures of Reinsurance
         Assumed by Connecticut General                         X          11
Reinsurance Assumed by Connecticut General                     II           1
Reinsurance Ceded                                             III           4
Right to Inspect                                              XII          13

                                    SCHEDULES

                         A  Retention of State Mutual
                         B  ACTUALIZER Reinsurance Account Limit
                            Automatic Binding Limit
                         C  Reinsurance Application
                         D  Required Data Elements
                         E  Reinsurance Fees
                            Expected Mortality
                            Experience Rating Formula
                         F  Plans and Business Reinsured

                        ACTUALIZER REINSURANCE AGREEMENT

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                        (Hereinafter called State Mutual)

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                    (Hereinafter called Connecticut General)

It is agreed by the two companies as follows:

                                    ARTICLE I

GENERAL DESCRIPTION

         Connecticut General intends to enter into this ACTUALIZER REINSURANCE AGREEMENT and to substantially identical agreements with other life insurance companies for the purpose of ceding and assuming life insurance risks on direct business written by the companies who are parties to the agreements in the manner described herein. All reinsurance cede or assumed under this Agreement will be limited to the net amount at risk.

                                   ARTICLE II

REINSURANCE  ASSUMED BY CONNECTICUT GENERAL

A.       AUTOMATIC REINSURANCE ASSUMED BY CONNECTICUT GENERAL

          Connecticut General agrees to accept as automatic reinsurance hereunder the new and existing plans and business defined in Schedule F, attached hereto, provided that all such risks shall comply with the following criteria:

          1. Reinsurance assumed hereunder will be for the excess over State Mutual's retention of life insurance, as shown in Schedule A, attached hereto, where such insurance is issued in accordance with its usual underwriting standards for individually selected risks;

          2. Such insurance will be issued to residents of the United States or to Canadian residents who have applied for coverage in the United States;

          3. Risks which are classified as jumbo risks are excluded. A jumbo risk is defined as such when the application and commonly accepted underwriting evidence of insurability of State Mutual indicate that, on the date of application, the proposed insured's total life insurance in force and applied for in all insurance companies, regardless of where located, exceeds Twenty Million Dollars ($20,000,000);

          4. The maximum amount of reinsurance on any one life will be the amount shown in Schedule B, attached hereto;

          5. State Mutual will give Connecticut General prior written notice as to any proposed change in its usual underwriting and issuance practices relating to the polices reinsured hereunder.

          6. Multiple life insurance coverages (e.g. Joint and Last Survivor) are excluded.


B.   FACULTATIVE REINSURANCE ASSUMED BY CONNECTICUT GENERAL.

     1. Whenever State Mutual desires reinsurance on a risk not eligible for automatic reinsurance under the provisions of Article II (A) of this Agreement, State Mutual may apply to Connecticut General for facultative reinsurance, provided that such risk is not concurrently sent to any other reinsurer.

     2. State Mutual will forward to Connecticut General an application for facultative reinsurance in substantial accord with Schedule C, attached hereto, together with copies of the original application, medical examiners reports, inspection reports and any and all other papers and information that Connecticut General deems necessary as bearing on the insurability of the risk. Connecticut General will examine the papers immediately and, as soon as possible, notify State Mutual of its decision.

          State Mutual will then notify Connecticut General whether or not it will cede the risk submitted on a facultative reinsurance basis to Connecticut General and whether or not suck risk will be reinsured under the terms and conditions of this Agreement.

     3. Connecticut General will charge and State Mutual will pay an underwriting fee as provided in Schedule E, attached hereto, for all business submitted hereunder as facultative insurance.

C.   LIMITATION OF LIABILITY

     The liability of Connecticut General on any reinsurance under this Agreement, subject to the prior approval of Connecticut General in the case of facultative reinsurance, will commence simultaneously with the liability of State Mutual. Subject to the provisions of Article IX and Article X and subject to the payment of fees and claim assessments as provided in Article VII of this Agreement, each reinsurance will be continued in force as long as State Mutual is liable under the policy and will cease when the liability of State Mutual ceases.

D.   ACTUALIZER REINSURANCE ACCOUNT

     Connecticut General will establish an ACTUALIZER REINSURANCE ACCOUNT and immediately allocate to such account all automatic reinsurance assumed by it pursuant to Article II (A), above, and all facultative reinsurance assumed by Connecticut General pursuant to Article II (B), above, subject to the operation of the Migration Program set forth below.

     Connecticut General will have the right to allocate to the ACTUALIZER Reinsurance Account direct individual life business it has written, subject to the same types of limitations as apply to reinsurance ceded by State Mutual and allocated to the ACTUALIZER Reinsurance Account, as determined above.

E.   ACTUALIZER REINSURANCE ACCOUNT EXPOSURE LIMITATION; MIGRATION PROGRAM

     In order to limit the amount of the death loss exposure on any one risk allocated to the ACTUALIZER Reinsurance Account, Connecticut General will establish a migration program between the ACTUALIZER Reinsurance Account and its book of life reinsurance assumed on a conventional basis. Annually, at the beginning of each of the first five years of this Agreement, Connecticut General will make the following projections relative to the business which will be written by State Mutual and reinsured hereunder:

     1. The expected average Net Amount of Risk on all risks which will be insured hereunder as of the end of such year; and

     2.   Total expected mortality on such risks during such year.

     MIGRATION PROGRAM FORMULA. The maximum net amount at risk on a single life which will be allocated to the ACTUALIZER Reinsurance Account (hereinafter called the Eligible Amount) during each of the first five years under this Agreement will be the greater of (a) or (b), where

     (a) is two times the Expected Average Net Amount at Risk on all risks which are reinsured hereunder as of the end of the given year and,

     (b) is two times the expected mortality on such risks during the given year.

          Thereafter, the Eligible Amount will be the ACTUALIZER Reinsurance Account Limit as specified in Schedule B. Connecticut General will automatically assume amounts of reinsurance pursuant to the Migration Program which exceed the Eligible Amounts, subject to the Automatic Binding Limit specified in Schedule B.

          Connecticut General will have the right to adjust the facts in the above formula downward to the extent necessary to avoid a situation in which business written by State Mutual would otherwise represent a disproportionate percentage of the ACTUALIZER Reinsurance Account.

     F. SUPPLEMENTAL BENEFITS. Any and all supplemental benefit riders other than term life insurance, (i.e. Waiver of Premium, Additional Death Benefits, etc.) are not eligible for reinsurance under this Agreement, whether such reinsurance be deemed automatic or facultative.

     G. RETENTION LIMITS. State Mutual will have the right to modify its retention limits affecting the amount of new reinsurance ceded to Connecticut General fourteen (14) days' notice in writing. The amount of reinsurance to be ceded automatically by State Mutual to Connecticut General on any life after such notice is provided will be determined by mutual agreement between the two companies.

     H. NOTICE OF EACH POLICY. State Mutual will not be required to send Connecticut General notice of each policy that is automatically ceded.

                                   ARTICLE III

REINSURANCE CEDED

     A. REINSURANCE CEDED. Connecticut General will cede to State Mutual, and State Mutual hereby agrees to assume, a proportionate share of the insurance risks allocated to the ACTUALIZER Reinsurance Account equal to the ratio of the expected mortality on insurance risks written by State Mutual which are allocated to the ACTUALIZER Reinsurance Account, computed at the Mortality Rates stated in Schedule E, to the total expected mortality on all risks allocated to the ACTUALIZER Reinsurance Account.

     B. EXPERIENCE RATING. In determining the ratio set forth above, the expected mortality for State Mutual will be experience rated on a quarterly basis. The experience rating formula, which will be used, is contained on Schedule E. If and when State Mutual ceases to cede all or any portion of the coverage defined in Article II (A), and State Mutual is deemed to be in a deficit position, the Accelerated Formula contained in Schedule E will be followed.

          A deficit position is defined as occurring whenever claims submitted by State Mutual on reinsurance assumed under this Agreement, over the life of this Agreement, exceed assessed claims on reinsurance ceded by more than 10%.

          Assessed claims are defined as the ceding company's ACTUALIZER pool share multiplied by the pool's actual claims.

                                   ARTICLE IV

CONDITIONS OF REINSURANCE

          Reinsurance under the terms of this Agreement will be subject to all the applicable provisions contained in the respective policies of State Mutual.

          Connecticut General will not be called upon to participate in policy loans on policies reinsured hereunder.

          State Mutual will furnish Connecticut General with specimen copies of all application, policy and rider forms, and tables of rates and values along with any and all other papers, forms, and information which may be required for the proper administration of the reinsurance under the terms of this Agreement and will promptly notify Connecticut General of all subsequent modifications thereof and new forms under which reinsurance may be effected. Furthermore, State Mutual will promptly notify Connecticut General of any non-contractual modifications of its policy forms and any systematic revision of available benefits.

                                    ARTICLE V

NET AMOUNT AT RISK

          The Net Amount at Risk on Universal Life and other interest sensitive policies is defined as that amount equal to the death benefit, less the terminal reserve, less the amount State Mutual is retaining on the life; except that the terminal reserve will be disregarded when the original policy is issued on a level term plan for twenty years or less or on a reducing term plan for any period of years. Terminal reserves will be based on the reserve table of State Mutual.

                                   ARTICLE VI

CLAIMS FOR REINSURANCE

     A.   ASSUMED BY CONNECTICUT GENERAL

          1. CLAIM PROCEDURES. State Mutual will notify Connecticut General of each claim promptly after first receipt of such information. Connecticut General will abide the issue as settled between State Mutual and its claimant, whether with or without contest, and the claim proofs accepted by State Mutual will also be accepted by Connecticut General, provided, however, that on a contested case where the amount of life insurance carried by State Mutual in Connecticut General and in force at the time of claim is greater than the amount of such coverage retained by State Mutual, State Mutual will obtain Connecticut General's recommendation before conceding any liability to or making any settlement with its claimant. Connecticut General's recommendation with respect to a claim is advisory. State Mutual has the right to accept or reject the recommendation and therefore the recommendation is not binding.

               State Mutual will furnish Connecticut General with copies of the claim proofs.

          2. CONTESTED CLAIMS. State Mutual will notify Connecticut General of its intention to contest, compromise or litigate a claim involving reinsurance, and Connecticut General will pay its share of the payment and specific expenses, including legal or arbitration costs, special investigations or similar expenses, but including salaries of employees, therein involved, unless it declines to be a party to the contest, compromise or litigation, in which case it will pay State Mutual the full amount of the reinsurance. In the event that Connecticut General agrees to be a party to the contest, it will also pay its pro rata portion of any penalties, attorneys fees, and interest imposed automatically by statute against State Mutual and arising solely out of a judgement being rendered against State Mutual as a result of the contested claim.

          3. REDUCED. In the event of a reduced settlement of a claim, the amount payable by Connecticut General will be Connecticut General's share of the reinsurance amount payable for the benefit less that proportion of the reduction in settlement which the amount of benefit reinsured at the date of claim bears to the total amount at risk for the benefit under the policy at the time of the claim.

          4. MISSTATEMENTS. Whenever the amount of insurance on a policy ceded by State Mutual is increased or reduced because of a misstatement of age or sex established after the death of the insured, State Mutual and Connecticut General will share in such increase or reduction in proportion to the respective net liabilities carried by State Mutual and Connecticut General on the policy immediately prior to the adjustment.

          5. CLAIM PAYMENTS. State Mutual will pay the total amount of death benefit payable under any policy that is reinsured with Connecticut General. State Mutual will notify Connecticut General of the total death claim paid, the Net Amount at Risk in that amount, and State Mutual retention on the risk. The reinsurance net amount at risk will be a legal liability of Connecticut General.

          6. Connecticut General will have no obligation to reimburse State Mutual for death claims on insurance written by State Mutual and reinsured by Connecticut General hereunder so long as State Mutual is in default in the making of payments due to Connecticut General hereunder.

          7. EXTRA-CONTRACTUAL DAMAGES. These are additional expenses that are associated with a claim. Connecticut General assumes no liability under this Agreement or otherwise for any extra-contractual damages assessed against State Mutual, its agents or representatives, on account of any policy reinsured hereunder, including, but not limited to, consequential, compensatory, exemplary of punitive damages.

          Only expenses incurred by Connecticut General pursuant to this article relative to death claims which are allocated to the ACTUALIZER Reinsurance Account will be allocated to the ACTUALIZER Reinsurance Account.

     B.   ASSUMED BY STATE MUTUAL

          MANNER OF DETERMINING LIABILITY. The liability of State Mutual with respect to the risks assumed by it as defined in Article III will by determined in the same manner as is set forth in Article VI (A) and IX hereunder relative to the liability of Connecticut General to State Mutual on risks ceded by State Mutual to Connecticut General under this Agreement.

                                   ARTICLE VII

AMOUNTS DUE AND PAYABLE

     A. DATA REQUIREMENTS. State Mutual will provide Connecticut General at least two (2) weeks PRIOR to the beginning of each quarter, a data file containing the data elements specified in Schedule D, attached hereto. Such data elements providing the detail pertaining to the policies reinsured hereunder and referred to as Reinsurance Assumed.

     B. ACCOUNTING STATEMENT. On or before the fourteen (14th) day following the END of each quarter, Connecticut General will provide to State Mutual an itemized statement, in duplicate, covering the following for approximately the quarter immediately preceding:

          1. Underwriting fees contained in Schedule E for reinsurance submitted as facultative reinsurance under the terms of Article II (B).

          2. Administrative Fees contained in Schedule E on all Reinsurance Assumed that has been allocated to the ACTUALIZER Reinsurance Account, and expenses, as defined in Article VI (A.2), relative to Reinsurance ceded by Connecticut General to State Mutual under this Agreement.

          3. Amounts to the credit of State Mutual resulting from death claims incurred by State Mutual on business ceded by State Mutual and which have been allocated to the ACTUALIZER Reinsurance Account, based on available quarterly data.

          4. Amounts for which State Mutual is obligated under Article III hereunder, resulting from death claims incurred on business ceded by Connecticut General to State Mutual, based on available quarterly data; provided that the liability of State Mutual under this sub-paragraph (4) with respect to any calendar year will not exceed 150% of State Mutual expected mortality for such year determined in accordance with Article III. This limitation will be applied annually, and will be reflected in the last quarterly accounting statement for each year.

          Based on the data referred to above and the terms of this Agreement, the accounting statement will indicate a net amount payable by Connecticut General to State Mutual, or a net amount payable to State Mutual to Connecticut General.

     C. PAYMENTS BY CONNECTICUT GENERAL. If there is a balance due State Mutual when the Accounting Statement is provided, Connecticut General will pay such balance due at the time the Statement is rendered. The provisions of Section D of this article will also apply to Connecticut General in the event that amounts due and payable to State Mutual are not paid within the Sixty (60) day period.

     D. PAYMENTS BY STATE MUTUAL. The payment of all amounts due and payable Connecticut General as indicated on the Accounting Statement will be a condition precedent to the liability of Connecticut General under all Reinsurance Assumed. If amounts due and payable are not paid in full within Sixty (60) days of receiving a quarterly accounting statement, Connecticut General will begin charging interest and reserve the right to terminate all Reinsurance Assumed for which settlements are in default. The interest applicable to amounts due Connecticut General will be commensurate with the yields obtained by Connecticut General in other current investments not to exceed fifteen percent (15%) per year. If Connecticut General elects to exercise its right of termination, it will give State Mutual thirty (30) days written notice of termination. If amounts due to Connecticut General from State Mutual, including, any obligations which may become in default during the thirty (30) day period, are not paid before the expiration of such period, Connecticut General will thereupon be relieved of future liability under all Reinsurance Assumed for which settlements remain unpaid. The amounts due and payable to Connecticut General will be deemed to be claims payable and remain an obligation on the part of State Mutual.

                                  ARTICLE VIII

DAC TAC ARTICLE - IRC REG. SECTION 1.848-2(G)(8) ELECTION

     The Parties hereby make an election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect commencing with the year ending December 31, 1991.

     The terms used in this Addendum are defined by reference to Regulation
     Section 1.848-2 promulgated on December 28, 1992.

     The Party with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

     The Parties agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, State Mutual shall provide Connecticut General with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than May 1 of the succeeding year. Connecticut General shall advise State Mutual if it disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Connecticut General contests State Mutual's calculation of the net consideration, the Parties agree to act in good faith to resolve any difference within thirty (30) days of the date Connecticut General submits alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

     The Parties shall attach to their respective 1992 federal income tax returns a schedule specifying that the joint election herein has been made for this reinsurance agreement.

     Connecticut General represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

PREMIUM TAX REIMBURSEMENTS

     Connecticut General will not be responsible for the payment of premium taxes on policies reinsured under this Agreement.

                                   ARTICLE IX

CONTRACTUAL CHANGES IN REINSURANCE ASSUMED BY CONNECTICUT GENERAL

     A. CHANGES. Whenever a change is made in the plan of a policy or portion of a policy reinsured hereunder, a corresponding change will be made in the reinsurance. Whenever a change is made in the underwriting classification of a policy reinsured hereunder, a corresponding change will be made in the reinsurance subject to the prior approval of Connecticut General if such reinsurance was effected on a facultative basis.

     B. EXCHANGES. State Mutual will inform Connecticut General of company exchange programs with respect to currently reinsured in force policies so that good faith negotiations can be undertaken to continue coverage.

     C. REDUCTIONS, CANCELLATIONS. Whenever a policy upon which reinsurance is based is reduced or terminated or whenever all or part of the insurance which was in force at the date reinsurance was effected and not covered by previous reinsurance is reduced or terminated, the reinsurance will be reduced by a like amount as of the date of such reduction or termination. If reinsurance has been effected in more than one company, the reduction in Connecticut General will be that proportion of the total amount of the reduction which the reinsurance in Connecticut General is of the total amount reinsured.

     D. REINSTATEMENTS. Whenever a policy reinsured hereunder lapses, or is continued on the paid-up or extended term insurance basis, and is later approved for reinstatement by State Mutual in accordance with its usual underwriting standards, reinsurance of the excess over State Mutual's original retention resulting from such reinstatement will be automatically reinstated by Connecticut General for an amount not exceeding that part of the policy originally reinsured in Connecticut General. However, if such reinsurance was effected on a facultative basis State Mutual will obtain Connecticut General's prior approval before reinstating the policy.

          State Mutual will promptly notify Connecticut General of such reinstatement, and the reinsurance so reinstated will become effective as of the date of State Mutual's underwriting approval of reinstatement.

                                    ARTICLE X

RECAPTURES OF REINSURANCE ASSUMED BY CONNECTICUT GENERAL

     Whenever State Mutual increases its maximum limit of retention for new business, it will have the option of recapturing a corresponding amount of insurance on each life reinsured under this Agreement, provided that reinsurance will not be so recaptured before the end of the respective tenth policy year of any given policy. Reinsurance will be eligible for recapture on each life on which State Mutual has maintained its maximum limit of retention, as shown in Schedule A, for the age, plan and mortality classification of the risk at time of issue. State Mutual will, within ninety days after the effective date for its increase in retention on new issues, notify Connecticut General of its intention to exercise its option to recapture and the effective date such recapture is to commence. Reinsurance in force will then be reduced, as herein provided, on the respective anniversary date next following. If recapture as provided above is elected by State Mutual, then all reinsurance eligible for such recapture will be similarly recaptured.

     Recapture will commence with the effective date established by State Mutual and will continue uninterrupted by State Mutual until all eligible policies have been recaptured.

     Notwithstanding the above, whenever reinsurance is issued hereunder on the conversion of a policy originally reinsured under this or any other Agreement between the two companies, the recapture provisions applicable to the original reinsurance will continue to apply to the reinsurance of the new policy.

     The retention in the amount of each risk reinsured will be of such an amount as will increase State Mutual's share in the risk to its new maximum limit of retention for the age, plan and mortality classification at time of issue. If reinsurance is in force with other companies on a given risk, the reduction in the reinsurance in Connecticut General will be that proportion of the total reduction indicated which the reinsurance in Connecticut General is of the total amount reinsured.

     The above recapture privileges may not be exercised at any time when State Mutual is in a deficit position as defined in Article III (B) of this Agreement.

                                   ARTICLE XI

INSOLVENCY

     All amounts due and payable under the Accounting Statement as defined in
     Article VII (B) and (C) will be payable by Connecticut General directly to State Mutual, its liquidator, receiver or statutory successor on the basis of the liability of State Mutual under the policy or policies reinsured, without diminution because of the insolvency of State Mutual. It is understood, however, that in the event of such insolvency, the liquidator or receiver or statutory successor of State Mutual will give written notice of the pendency of a claim against State Mutual on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings, and that during the pendency of such claim Connecticut General may investigate such claim and interpose, at its own expense, in the proceedings which such claim is to be adjudicated, any defense or defenses which it may deem available to State Mutual or its liquidator or receiver or statutory successor.

     It is further understood that the expense thus incurred by Connecticut General will be chargeable, subject to court approval, against State Mutual as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to State Mutual solely as a result of the defense undertaken by Connecticut General. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of the reinsurance Agreement as though such expense has been incurred by State Mutual.

     In the event of the insolvency of a pool member, no new cessions will be accepted from such member. If a member company fails to pay its assessment, or becomes insolvent, Connecticut General will work toward converting or forcing recapture of the insolvent member's pool business, although Connecticut General does not have a contractual right to do so. Connecticut General holds the insolvency risk, and will work with the liquidator, statutory successor, or receiver in the case of pool member insolvency. In any event, pool members will not be responsible for failure of insolvent companies to pay pool assessments.

     Connecticut General will pay ALL amounts due to participants and will be responsible for collecting from participants that owe settlements. In addition, Connecticut General will accept responsibility for policies once they are removed from the pool, and will impose a traditional rate scale.

     In the event of the insolvency of Connecticut General, the provisions of
     Article XI will apply to Connecticut General in the same manner as any other pool member.

                                   ARTICLE XII

RIGHT TO INSPECT

     Connecticut General may, at all reasonable times, inspect in the offices of State Mutual the original papers, records, books, files and other documents pertinent to reinsurance assumed or ceded under this Agreement.

                                  ARTICLE XIII

OVERSIGHTS

     If failure to pay all amounts due and payable within the time specified or failure to comply with any of the other terms of this Agreement is shown to be unintentional and the result of oversight or misunderstanding on the part of either State Mutual or Connecticut General, this Agreement will not be considered abrogated thereby, but both State Mutual and the Connecticut General will be restored to the position they would have occupied had no such oversight or misunderstanding occurred.

                                   ARTICLE XIV

ARBITRATION

     Should a disagreement arise between the two companies regarding the rights or liabilities of either company under any transaction under this Agreement, the issue will be referred to arbitrators, one to be chosen by each company from among officers of other life insurance companies, who are familiar with reinsurance transactions, and a third to be chosen by the said two arbitrators before entering into arbitration. An arbitrator may not be a present or former officer, attorney, or consultant of State Mutual or Connecticut General or either's affiliates. If the arbitrators appointed by the two parties cannot agree on a third person, then either party may apply to the court, pursuant to Section 52-411 of the General Statutes of the State of Connecticut, for appointment of a third arbitrator. The arbitrators will regard this document as an honorable agreement and not merely as a legal obligation as they will consider practical business and equity principles. The arbitrators' decision will be final and binding upon both companies.

     The place of meeting of the arbitrators will be decided by a majority vote of the members thereof. All expenses and fees of the arbitrators will be borne equally by State Mutual and Connecticut General unless the arbitrators decide otherwise.

                                   ARTICLE XV

DURATION OF AGREEMENT

     This Agreement will take effect as of January 1, 1994. It is not limited in duration, but may be amended at any time by mutual consent of the two companies and may be terminated as to further new reinsurance at any time by either company upon three months' notice by registered letter. Such termination as to new reinsurance will not affect existing reinsurance which will remain in force until the termination or expiry of each individual reinsurance in accordance with the terms and conditions of this Agreement.

In witness whereof, this Agreement is signed in duplicate on the date indicated at the home office of each company.

                         STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                         By:              /S/ ROBERT P. MILLS JR.
                             ---------------------------------------------------

                         Date:            JANUARY 14,              , 1994
                               ------------------------------------    ---------


                         CONNECTICUT GENERAL LIFE ASSURANCE COMPANY

                         By:              /S/
                             ---------------------------------------------------

                         Date:            (ILLEGIBLE)
                               -------------------------------------------------

                                   SCHEDULE A

                   Maximum Limits of Retention of State Mutual

                                 LIFE INSURANCE


                                STANDARD RISKS,
                                SPECIAL CLASSES,                SPECIAL CLASSES
                                A THROUGH H AND                 J, L, & P, AND
         ISSUE                  FLAT EXTRAS OF                  FLAT EXTRAS OF
         AGES                   $20.00 OR LESS                  $20.01 AND OVER
         -----                 -----------------                ---------------
          -0-                     $  500,000                      $  250,000
          1-60                     2,000,000                       1,000,000
         61-70                     1,000,000                         500,000
         71-80                       500,000                         250,000

            (a) Spouse's Insurance Rider not available above Class D.
            (b) Term policies and riders not available above Class H.

   Notes:   (1) The Above maximum limits are also the maximums on any one life for all plans and riders combined.

            (2) State Mutual will retain those additional amounts which will avoid Reinsurance cessions of 50,000 or less.

            (3) Any situation involving Aviation will use a $500,000 retention.



                                   SCHEDULE A

                                   SCHEDULE B

                      ACTUALIZER REINSURANCE ACCOUNT LIMIT

                                   $2,000,000
             (Except for policies issued prior to January 1, 1994.)



                             AUTOMATIC BINDING LIMIT

                    ISSUES AGES               STANDARD THRU TABLE 8
                      0 - 75                        $2,000,000





                                   SCHEDULE B

                             REINSURANCE APPLICATION

                                 Omitted 1 Page





                                   SCHEDULE C

                                   SCHEDULE D

                             REQUIRED DATA ELEMENTS

                Policy Number
                Last Name
                First Name
                Social Security Number
                Date of Birth
                Policy Date
                Retention (F/L)
                Plan Code
                Submission Basis (A/F)
                Termination Date
                Sex
                Net Amount at Risk
                Rating
                Flat Extra Rating
                Smoke Code (S/N)
                Original Policy Date





                                   SCHEDULE D

                                   SCHEDULE E

                                REINSURANCE FEES

Automatic business will be charged at $.20 per $1,000 annually.

Facultative business will have a first year, one time charge of $30 plus $.01 per $1,000 per case underwritten in addition to $.20 per $1,000 annually.

In addition to the ACTUALIZER fees noted above, migration business will be assessed a premium equal to the expected mortality of such business in migration.

                    EXPECTED MORTALITY AND EXPERIENCE RATING

               Mortality rates are based on the 75-80 Basic Table,
                    Multiplied by the Expected Factor Below.

                        REGULAR EXPERIENCE RATING FORMULA

Let:

                      _________________________________
         z =  Root of Number of expected claims  / 120

         A = Actual mortality results for the most recent 7 years

       71% = INITIAL ASSESSED MORTALITY

Then:

         Expected Factor - (A) (z) + 71% (1 - z)

                      ACCELERATED EXPERIENCE RATING FORMULA

Let:

                      _________________________________
         z =  Root of Number of expected claims  /  20

         A = Actual mortality results for all years

Then:

         Expected Factor = (A) (z) + 71% (1 - z)





                                   SCHEDULE E

                                 Amendment No. 1

                                To the ACTUALIZER

                 Reinsurance Agreement Effective January 1, 1994

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies as follows:

1. The following Paragraph B EXPERIENCE RATING will be submitted for the corresponding paragraph of the Section entitled REINSURANCE CEDED of
     Article III of this agreement:

     B. EXPERIENCE RATING. In determining the ratio set forth above, the expected mortality for State Mutual will be experience rated on a quarterly basis. The experience rating formula which will be used is contained in Schedule E. If and when the lapse rate, as defined below, for any of the four quarters of the previous calendar year equals or exceeds 15%, the Lapse Triggered Formula contained in Schedule E will be followed. If and when State Mutual ceases to cede all or any portion of the coverage defined in Article II (A), and State Mutual is deemed to be in a deficit position, as defined below, the Accelerated Formula contained in Schedule E will be followed.

          A lapse rate will be calculated for policies in durations five (5) and higher, ignoring internal replacements, as a rolling twelve (12) months statistic on a quarterly basis. The lapse rate will be based on policy counts. The administration of the calculations will be done on an annual basis. State Mutual's expected mortality will be adjusted prospectively only.

          A deficit position is defined as occurring whenever claims submitted by State Mutual on reinsurance assumed under this Agreement, over the life of this Agreement, exceed assessed claims on reinsurance ceded by more than 10%.

          Assessed claims are defined as the ceding company's ACTUALIZER pool share multiplied by the pool's actual claims.

2. The following Paragraph 2 CONTESTED CLAIMS will be substituted for the corresponding paragraph of Section A entitled ASSUMED BY CONNECTICUT GENERAL of Article VI entitle CLAIMS FOR REINSURANCE of this Agreement:

     2. CONTESTED CLAIMS. State Mutual will notify Connecticut General of its intention to contest, compromise or litigate a claim involving reinsurance, and Connecticut General will pay its share of the payment unless it declines to be a party to the contest, compromise or litigation, in which case it will pay State Mutual the full amount of the reinsurance.

3. The following Paragraph 4 MISSTATEMENTS will be substituted for the corresponding paragraph of Section A entitled ASSUMED BY CONNECTICUT GENERAL of Article VI entitled CLAIMS FOR REINSURANCE of this Agreement.

     4. MISSTATEMENTS. Whenever the amount of insurance on a policy ceded by State Mutual is increased or reduced because of a misstatement of age, sex or smoker status established after the death of the insured, State Mutual and Connecticut General will share in such increase or reduction in proportion to the respective net liabilities carried by State Mutual and Connecticut General on the policy immediately prior to the adjustment.

4. The following Sub-Paragraph 2 will be substituted for the corresponding sub-paragraph of Section B entitled ACCOUNTING STATEMENT of Article VII entitled AMOUNTS DUE AND PAYABLE of this agreement.

     2. Administrative Fees and Premiums contained in Schedule E on all Reinsurance Assumed that has been allocated to the ACTUALIZER Reinsurance Account and/or the Migration Program relative to Reinsurance ceded by Connecticut General to State Mutual under this Agreement.

5. The attached Schedule E will be substituted for the corresponding schedule attached to this agreement.

This amendment will be effective January 1, 1994.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                           STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                           By:              /S/ ROBERT P. MILLS JR.
                               -------------------------------------------------

                           Date:            MARCH 3, 1994
                                 -----------------------------------------------

                           CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                           By:              /S/
                               -------------------------------------------------

                           Date:            JUNE 3, 1994
                                 -----------------------------------------------

                                   SCHEDULE E

                                REINSURANCE FEES

Automatic business will be charged at $.20 per $1,000 annual.

Facultative business will have a first year, one time charge of $30 plus $.01 per $1,000 per case underwritten in addition to $.20 per $1,000 annually.

In addition to the ACTUALIZER fees noted above, migration business will be assessed a premium equal to the expected mortality of such business in migration.

                    EXPECTED MORTALITY AND EXPERIENCE RATING

               Mortality rates are based on the 75-80 Basic Table,
                    Multiplied by the Expected Factor Below.

                        REGULAR EXPERIENCE RATING FORMULA

Let:

                                   ________________________________________
        z  = The lesser of Root of Number of expected claims / 120 and 100%

        A = The lesser of actual mortality results for the most recent 7 years and 150% of expected mortality over the most recent rolling 7 year period.

      71%  = INITIAL ASSESSED MORTALITY

Then:

Expected Factor = (A) (z) + 71% (1 - z)



                               SCHEDULE E, Page 1

                    LAPSE TRIGGERED EXPERIENCE RATING FORMULA

Let:

                                    ______________________________________
        z  = The lesser of  Root of Number of expected claims / B and 100%

        where B  =

                                    DURATION                   B
                                    --------                   --
                                       1                       20
                                       2                       20
                                       3                       20
                                       4                       40
                                       5                       60
                                       6                       90
                                       7                      120

        A = The lesser of actual mortality results for the most recent 7 years and 150% of expected mortality over the most recent rolling 7 year period.

      71%  = INITIAL ASSESSED MORTALITY

Then:

      Expected Factor = (A) (z) + 71% (l - z)

                      ACCELERATED EXPERIENCE RATING FORMULA

Let:

                                   ________________________________________
        z  = The Lesser of Root of Number of expected claims / 20 and 100%
        A = The greater of the actual mortality results for all years and the actual mortality results for the most recent 7 years.

      71%  = INITIAL ASSESSED MORTALITY

Then:

      Expected Factor = (A) (z) + 71% (l - z)



                               SCHEDULE E, Page 2

                                   SCHEDULE F

                          PLANS AND BUSINESS REINSURED

                                    New Issue

                                     POLICY             PERCENTAGE
               PLAN NAME           FORM NUMBER         OF EACH RISK
               ---------           -----------         ------------
Execterm II                                                 30%
Flexterm                                                    30%
Universal Life Products                                     30%

Ten Year Renewable Term              1024-93                25%
Exec 95 Paid Up                                             25%
Whole Life                                                  25%

All Other Products                                        33-1/3%



                                In Force Business

All Execerm, Flexterm, Universal Life and other traditional products with policy dates of January 1, 1991 or later which were reinsured in Connecticut General and in force on the effective date of this agreement will be transferred without interruption to this (ACTUALIZER) agreement.



                                   SCHEDULE F

                                 AMENDMENT No. 2

                                to the ACTUALIZER

                 Reinsurance Agreement Effective January 1, 1994

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies as follows:

1. Joint Life (First-to Die) policies will be treated as single life cessions for the purpose of determining retention, automatic limits and premiums under this agreements.

2. The Survivor Benefit, in the case of Joint Life (First-to Die) plans will be reinsured under this agreement for the ninety (90) day extension period.

     The attached Schedule B will be substituted for the corresponding schedule attached to this agreement.

This amendment will be effective simultaneously with the inception of this agreement.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home of each company.

                               STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                               By:              /S/ ROBERT P. MILLS, JR.
                                   ----------------------------------------

                               Date:            10/4/1994
                                     --------------------------------------

                               CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                               By:              /S/
                                   ----------------------------------------

                               Date:            9/27/1994
                                     --------------------------------------

                                   SCHEDULE B

                      ACTUALIZER REINSURANCE ACCOUNT LIMIT

  $2,000,000 for Policies issued with policy dates of January 1, 1994 or later.
         $3,000,000 for Business In Force at Inception of this Agreement





                             AUTOMATIC BINDING LIMIT

                    ISSUE AGES                 STANDARD THRU TABLE 8
                    ----------                 ---------------------
                      0 - 75                         $2,000,000




                                   SCHEDULE B

                                 AMENDMENT No. 3

                                to the ACTUALIZER

                 Reinsurance Agreement Effective January 1, 1994

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies as follows:

1. The following Sub-Paragraph 2 will be substituted for the corresponding sub-paragraph of Section B entitled ACCOUNTING STATEMENT of Article VII entitled AMOUNTS DUE AND PAYABLE of this agreement:

     2. Administrative Fees and Premiums contained in Schedule E on all Reinsurance Assumed by Connecticut General that has been allocated to the ACTUALIZER Reinsurance Account and/or the Migration Program under this Agreement.

2. The following Sub-Paragraph 4 will be substituted for the corresponding sub-paragraph of Section B entitled ACCOUNTING STATEMENT of Article VII entitled AMOUNTS DUE AND PAYABLE of this Agreement:

     4. Amounts for which State Mutual is obligated under Article III hereunder, resulting from death claims incurred on business ceded by Connecticut General to State Mutual, based on available quarterly data; provided that the liability of State Mutual under this sub-paragraph (4) with respect to any calendar year will not exceed one hundred thirty-five percent (135%) of State Mutual's expected mortality for such year determined in accordance with Article III. This limitation will be reflected in the last quarterly accounting statement for each year.

3. The following section entitled DAC TAX REGULATION will be added to and made a part of Article VIII of this agreement:

DAC TAX REGULATION - IRC REG. SECTION 1.848-2(G)(8) ELECTION

     The parties hereby make an election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect.

     The terms used in this article are defined by reference to Regulation
     Section 1.848-2 promulgated on December 28, 1992.

     The Party with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

     The Parties agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, State Mutual shall provide Connecticut General with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than May 1 of the succeeding year. Connecticut General shall advise State Mutual if it disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Connecticut General contests State Mutual's calculation of the net consideration, the Parties agree to act in good faith to resolve any difference within thirty (30) days of the date Connecticut General submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

     The Parties shall attach to their respective federal income tax returns a schedule specifying that the joint election herein has been made for this reinsurance agreement.

     Connecticut General represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

4. The following section entitled ENTIRE AGREEMENT will be added to and made a part of Article XV of this agreement.

     ENTIRE AGREEMENT

     This agreement shall constitute the entire agreement between State Mutual and Connecticut General with respect to the business reinsured hereunder, and there are no understandings between the parties other than as expressed in the agreement.

     Any future change or modification to the agreement shall be null and void unless made by amendment to the agreement and signed by both parties.

5. The attached Schedule E will be substituted for the corresponding schedule attached to this agreement.

This amendment will be effective January 1, 1995.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                               STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                               By:              /S/ ROBERT P. MILLS, JR.

                                   ---------------------------------------------

                               Date:            MAY 11, 1995
                                     -------------------------------------------

                               CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                               By:              /S/
                                   ---------------------------------------------

                               Date:            MAY 11, 1995
                                     -------------------------------------------

                                   SCHEDULE E

                                REINSURANCE FEES

Automatic business will be charged at $.20 per $1,000 annually.

Facultative business will have a first year, one time charge of $30 plus $.01 per $1,000 per case underwritten in addition to $.20 per $1,000 annually.

In addition to the ACTUALIZER fees noted above, migration business will be assessed a premium equal to the expected mortality of such business in migration.



                    EXPECTED MORTALITY AND EXPERIENCE RATING

               Mortality rates are based on the 75-80 Basic Table,
                    Multiplied by the Expected Factor Below.



                        REGULAR EXPERIENCE RATING FORMULA

Let:

                                    ________________________________________
         z  = The lesser of Root of Number of expected claims / 120 and 100%

         A  = The lesser of actual mortality results for the most recent
              7 years and 135% of expected mortality over the most recent rolling 7 year period.

       71%  = INITIAL ASSESSED MORTALITY

Then:

Expected Factor = (A) (z) + 71% (1 - z)



                               SCHEDULE E, Page 1

                    LAPSE TRIGGERED EXPERIENCE RATING FORMULA

Let:

                                   ________________________________________
       z  =  The lesser of Root of Number of expected claims  /  B and 100%

       where B  =

                         DURATION                           B
                         --------                          ---
                            1                               20
                            2                               20
                            3                               20
                            4                               40
                            5                               60
                            6                               90
                            7                              120


       A  =  The lesser of actual mortality results for the most recent
             7 years and 135% of expected mortality over the most recent rolling 7 year period.

     71%  =  INITIAL ASSESSED MORTALITY

Then:

Expected Factor = (A) (z) + 71% (l - z)


                      ACCELERATED EXPERIENCE RATING FORMULA

Let:

                                   _______________________________________
       z  =  The Lesser of Root of Number of expected claims / 20 and 100%
       A = The greater of the actual mortality results for all years and the actual mortality results for the most recent 7 years.

     71%  =  INITIAL ASSESSED MORTALITY

Then:

        Expected Factor = (A) (z) + 71% (l - z)



                               SCHEDULE E, Page 2

                                 AMENDMENT No. 4

                                to the ACTUALIZER

                 Reinsurance Agreement Effective January 1, 1994

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies that the attached Schedule F will be substituted for the corresponding schedule attached to this agreement:

This amendment will be effective for policies issued with policy dates of May 1, 1995 or later.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                By:              /S/ ROBERT P. MILLS, JR.
                                    --------------------------------------------

                                Date:            JULY 6, 1995
                                      ------------------------------------------

                                CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                By:              /S/
                                    --------------------------------------------

                                Date:            MAY 23, 1995
                                      ------------------------------------------

                                   SCHEDULE F

                          PLANS AND BUSINESS REINSURED



                                    New Issue

                                        POLICY                   PERCENTAGE
               PLAN NAME              FORM NUMBER               OF EACH RISK
               ---------              -----------               ------------
Execterm II                                                           3
                                                                      0%
Flexterm                                                             30%
Universal Life Products                                              30%
Select Life                             1027-95                      30%

Ten Year Renewable Term                 1024-93                      25%
Exec 95 Paid Up                                                      25%
Whole Life                                                           25%

All Other Products                                                 33-1/3%




                                In Force Business

All Execerm, Flexterm, Universal Life and other traditional products with policy dates of January 1, 1991 or later which were reinsured in Connecticut General and in force on the effective date of this agreement will be transferred without interruption to this (ACTUALIZER) agreement.



                                   SCHEDULE F

                                 AMENDMENT No. 6

        to the ACTUALIZER Reinsurance Agreement Effective January 1, 1994

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies as follows:

1. WHEREAS, State Mutual has changed its name to First Allmerica Financial Life Insurance Company; and

2. WHEREAS, SMA Life Assurance Company has changed its name to Allmerica Financial Life Insurance and Annuity Company (hereinafter called Allmerica Financial Life);

3. NOW, THEREFORE, this agreement is deemed to be between First Allmerica Financial Life Insurance Company (hereinafter call First Allmerica Financial) and Connecticut General, and all references to SMA Life are deemed to mean Allmerica Financial Life.

4. All provisions of this agreement, as previously amended, will continue in full force and effect.

This amendment will be effective October 11, 1995.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home of each company.

                             STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                             By:              /S/ ROBERT P. MILLS, JR.
                                 -----------------------------------------------

                             Date:            NOVEMBER 22, 1995
                                   ---------------------------------------------

                             CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                             By:              /S/
                                 -----------------------------------------------

                             Date:            (ILLEGIBLE)
                                   ---------------------------------------------

                                   SCHEDULE F

Effective January 1, 1996, Reinsurance under this Agreement will be limited to residents of the United States, to Canadian residents who have applied for coverage in the United States, or to residents of the Territories of the United States identified as Commonwealth of the Northern Marianas and Guam.

                          PLANS AND BUSINESS REINSURED

                                    NEW ISSUE

                                                        Policy                               Percentage
               Plan Name                              Form Number                           of Each Risk
Execterm II                                                                                      30%
Flexterm                                                                                         30%
Universal Life Products                                                                          30%
Select Life                                             1027-95                                  30%

Ten Year Renewable Term                                 1024-93                                  25%
Exec 95 Paid Up                                                                                  25%
Whole Life                                                                                       25%

All Other Products                                                                             33-1/3%



                                In Force Business

All Execterm, Flex term, Universal Life and other traditional products with policy dates of January 1, 1991 or later which were reinsured in Connecticut General and in force on the effective date of this agreement will be transferred without interruption to this (ACTUALIZER) agreement.





                                   SCHEDULE F

                                 AMENDMENT No. 7

                                to the ACTUALIZER

                 Reinsurance Agreement Effective January 1, 1994

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies to amend the Agreement effective January 1, 1996, as follows:

1. The following Sub-Paragraph 2 will be substituted for the corresponding sub-paragraph of Section A entitled AUTOMATIC REINSURANCE ASSUMED BY CONNECTICUT GENERAL of Article II entitled REINSURANCE ASSUMED BY CONNECTICUT GENERAL of this agreement:

     2. Such insurance will be issued to residents of the United States, to Canadian residents who have applied for coverage in the United States, or to residents of the Territories of the United States identified in Schedule F.

2. The following Article XII entitled RIGHT TO INSPECT will be substituted for the corresponding Article of this agreement.

                                   ARTICLE XII

RIGHT TO INSPECT

     Connecticut General, or its duly authorized representative, shall have reasonable access to all books and records of First Allmerica Financial Life Company relating to the terms and conditions of this Agreement and the business that is the subject matter of this Agreement.

     To the extent that First Allmerica Financial Life Insurance Company has assumed reinsurance liability in accordance with this Agreement, First Allmerica Financial Life Insurance Company, or its duly authorized representative, shall have reasonable access to all books and records of Connecticut General relating to the business that First Allmerica Financial Life Insurance Company has assumed in accordance with this Agreement.

3. The attached Schedule F will be substituted for the corresponding schedule attached to the Agreement.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                              FIRST ALLMERICA FINANCIAL LIFE INSURANCE
                              COMPANY

                              By:              /S/ ROBERT P. MILLS, JR.
                                  ----------------------------------------------

                              Date:            MAY 19, 1997
                                    --------------------------------------------

                              CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                              By:              /S/
                                  ----------------------------------------------

                              Date:            MAY 15, 1997
                                    --------------------------------------------

                                 AMENDMENT No. 8

                                to the ACTUALIZER

                 Reinsurance Agreement Effective January 1, 1994

                                     between

                 STATE MUTUAL LIFE ASSURANCE COMPANY OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies as follows:

1. The following Article V entitled NET AMOUNT AT RISK will be substituted for the corresponding Article of this agreement and will be effective February 1, 1997:

                                    ARTICLE V

NET AMOUNT AT RISK

     The Net Amount at Risk on Universal Life and other interest sensitive polices is defined as an amount equal to the death benefit, less the cash value, less the amount First Allmerica is retaining on the policy.

     The Net Amount at Risk on all other insurance, excluding Single Premium Variable Universal Life Plan, is defined as that amount equal to the death benefit, less the terminal reserve, less the amount First Allmerica Financial is retaining on the life; except that the terminal reserve will be disregarded when the original policy is issued on a level term plan for twenty years or less or on a reducing term plan for any period of years. Terminal reserves will be based on the reserve tables of First Allmerica Financial.

     For the Single Premium Variable Universal Life Plan, the amount at risk in the year of issue is defined as the amount of insurance reinsured less 30% of the single premium for automatic reinsurance and less the entire single premium for facultative reinsurance. The first year net amount at risk must equal or exceed $50,001 for any reinsurance to be ceded.

     Increases in the death benefit that are underwritten in accordance with First Allmerica Financial's usual underwriting standards for individually selected risks for new issues will be considered as new insurance for the purpose of determining the reinsurance amount at risk.

In witness thereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.


                                    FIRST ALLMERICA FINANCIAL LIFE INSURANCE
                                    COMPANY

                                    By:              /S/ ROBERT P. MILLS, JR.
                                        ----------------------------------------

                                    Date:            MAY 19, 1997
                                          --------------------------------------

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                    By:              /S/
                                        ----------------------------------------

                                    Date:            MAY 15, 1997
                                          --------------------------------------



First Allmerica Financial Life Insurance Company
ACTUALIZER Agreement Effective 1/1/94
Amendment #7 Effective January 1, 1996

                                   SCHEDULE F

Effective January 1, 1996, Reinsurance under this Agreement will be limited to residents of the United States, to Canadian residents who have applied for coverage in the United States, or to residents of the Territories of the United State identified as Commonwealth of the Northern Marianas and Guam.

               PLAN AND BUSINESS REINSURED AS OF FEBRUARY 1, 1997

                                    NEW ISSUE

                                         POLICY                    PERCENTAGE
               PLAN NAME               FORM NUMBER                OF EACH RISK
               ---------               -----------                ------------
Execterm II                                                            30%
Flexterm                                                               30%
Universal Life Products                                                30%
Select Life                              1027-95                       30%
Single Premium Variable
Universal Life                           1030-96                       30%

Ten Year Renewable Term                  1024-93                       25%
Exec 95 Paid Up                                                        25%
Whole Life                                                             25%

All Other Products                                                   33-1/3%





                                In Force Business

All Execterm, Flex term, Universal Life and other traditional products with policy dates of January 1, 1991 or later which were reinsured in Connecticut General and in force on the effective date of this agreement will be transferred without interruption to this (ACTUALIZER) agreement.